SETH HOROWITZ
                         THE ESTATE OF GEORGE Q HOROWITZ
                           C/O EVERLAST WORLDWIDE INC.
                                  1350 BROADWAY
                            NEW YORK, NEW YORK 10018



                                                                  June  19, 2007

Hidary Group Acquisitions, LLC
Hidary Group Acquisitions, Inc.
c/o Hidary Group Acquisitions, LLC
10 West 33rd Street
9th Floor
New York, New York  10001

             Re: Voting Agreement (the "Voting Agreement") dated as of June 4,
                 2007, by and among Hidary Group Acquisitions, LLC ("Parent"), Hidary Group Acquisitions, Inc. ("Merger Sub"), Seth A. Horowitz and The Estate of George Q Horowitz (each, a "Stockholder" and together, the "Stockholders")

Dear Sirs:

         Reference is made to Section 1.2(d) of the Voting Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them in the Voting Agreement. Parent, Merger Sub and each of the Stockholders hereby agree that clauses (i) and (ii) of the second sentence of Section 1.2(d) be revised to read in their entirety as follows:

         "(i) 169,514 shares of Common Stock held by Seth A. Horowitz and
         (ii) 616,360 shares of Common Stock held by The Estate of George Q Horowitz."

Except to the extent expressly amended as described above, the Voting Agreement remains in full force and effect as previously executed and delivered by the parties thereto.

         This letter shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

Hidary Group Acquisitions, LLC
Hidary Group Acquisitions, Inc.
June 19, 2007
Page 2


HIDARY GROUP ACQUISITIONS, LLC

By:      The Hidary Group LLC,
         its member



By:      /s/ Jack D. Hidary
         -------------------------------------
         Name: Jack D. Hidary
         Title: Managing Member



HIDARY GROUP ACQUISITIONS, INC.



By:       /s/ Jack D. Hidary
         -------------------------------------
         Name: Jack D. Hidary
         Title: President & Chief
                Executive Officer

/s/ Seth A. Horowitz
------------------------------------
         Seth A. Horowitz



THE ESTATE OF GEORGE Q HOROWITZ



By:       /s/ Seth A. Horowitz
         -------------------------------------
         Name:    Seth A. Horowitz
         Title:   Trustee